SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Alphega Innovations Corp

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-286526	36-5113418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 N Gould St., Ste R.

Sheridan, WY 82801

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 624-3352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors and Certain Officers; Appointment of Certain Directors and Officers.

On October 1, 2025, Hung Fong Wang submitted his resignation as Chief Financial Officer of the Company.

Also effective October 1, 2025, (i) Luis Carlos Ung, the Company’s Chief Executive Officer, is hereby appointed to serve as Interim Chief Financial Officer, and (ii) Shabnoor Shah is hereby appointed to the Board of Directors of the Company.

Ms. Shah (47) resides in Germany and brings over 20 years of leadership experience in management, operations, and digital transformation. She has held key positions at global organizations, including GE, AOL, Airtel, IBM, and Red Hat. At Red Hat, Ms. Shah served as a Principal Consultant and Product Owner, spearheading IT transformation initiatives through open-source technologies and agile methodologies. Her expertise spans business process optimization, strategic planning, and technology-driven change management, driving operational excellence and organizational growth. Ms. Shah holds an MBA from Christ College and an MS in Industrial & Organizational Psychology from Walden University.

Within the past five years, Ms. Shah was a full-time employee at Red Hat (2016-2023), and has worked as a consultant since 2024. She devotes approximately 15% of her work week to the Company. Ms. Shah has confirmed that she has no conflicts of interest with her other business activities.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphega Innovations Corp.

Date:	October 3, 2025	By:	/s/ Luis Carlos Ung
		Name:	Luis Carlos Ung
		Title:	Chief Executive Officer